[POLICY NUMBER: VF99999990]

POLICY SPECIFICATIONS

Summary of Coverages Effective On The Policy Date

R15ART	Annual Renewable Term Rider [(Guaranteed Issue)]
R15ART PC SP
	Face Amount:	[$100,000]
	Insured:	[JOHN DOE]
	Sex and Age:	[MALE 35]
	Risk Class:	[STANDARD NONSMOKER]

[P15PVA SP]

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[POLICY NUMBER: VF99999990]

POLICY SPECIFICATIONS

[Annual Renewable Term Rider Value Features

Rider Coverage Charge

[Preferred Coverage Charge – When the Minimum Premium For Basic Life Coverage Charge shown in the Policy Specifications is met, the Rider Preferred Coverage Charge will be used instead of the Rider Coverage Charge for the initial Rider Coverage Layer. The maximum Rider Preferred Coverage Charge and the policy years it is available for the initial Rider Coverage Layer are shown in the Policy Specifications.

The Rider Preferred Coverage Charge will not be used for any increases in Rider Coverage Layer. The Rider Preferred Coverage Charge will not decrease even if the Face Amount of the associated Rider Coverage Layer is decreased.]]

R15ART PC SP

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[POLICY NUMBER: VF99999990]

POLICY SPECIFICATIONS

Table Of Cost Of Insurance (COI) Rates

For Annual Renewable Term (“ART”) Rider [(Guaranteed Issue)]

Insured:                                     [JOHN DOE]

Maximum Monthly Cost Of Insurance Rates Per $1000.00 Of Net Amount At Risk Applicable to This Coverage

Policy Year	COI Rate	Policy Year	COI Rate

[1	0.10090	45	5.41330
2	0.10670	46	6.04180
3	0.11170	47	6.76170
4	0.12010	48	7.51460
5	0.12840	49	8.33040
6	0.13760	50	9.24140
7	0.14930	51	10.27540
8	0.16350	52	11.43490
9	0.17930	53	12.71510
10	0.19940	54	14.10520
11	0.22110	55	15.59360
12	0.24200	56	17.17060
13	0.26460	57	18.67330
14	0.27790	58	20.26540
15	0.29380	59	21.97380
16	0.31390	60	23.81220
17	0.33900	61	25.79270
18	0.37330	62	27.64150
19	0.41180	63	29.65380
20	0.45950	64	31.85100
21	0.51560	65	34.25960
22	0.57510	66	36.90860
23	0.63890	67	39.06360
24	0.69180	68	41.41760
25	0.75230	69	43.99540
26	0.82540	70	46.82420
27	0.91630	71	49.93700
28	1.02660	72	53.37330
29	1.14970	73	57.18460
30	1.27900	74	61.42910
31	1.41510	75	66.18210
32	1.55240	76	71.53880
33	1.68980	77	77.62690
34	1.83930	78	83.33330
35	1.99170	79	83.33330
36	2.17330	80	83.33330
37	2.37670	81	83.33330
38	2.64820	82	83.33330
39	2.93180	83	83.33330
40	3.23010	84	83.33330
41	3.56140	85	83.33330
42	3.92360	86	83.33330
43	4.34570	87+	0]
44	4.84010

R15ART PC SP

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[POLICY NUMBER: VF99999990]

POLICY SPECIFICATIONS

Table Of Maximum Monthly Coverage Charges

For Annual Renewable Term (“ART”) Rider [(Guaranteed Issue)]

Insured:                                     [JOHN DOE]

Policy Year	Coverage Charge	Preferred Coverage Charge
[1	$27.32	$22.50
2	27.32	22.50
3	27.32	22.50
4	27.32	22.50
5	27.32	22.50
6	27.32	22.50
7	27.32	22.50
8	27.32	22.50
9	27.32	22.50
10	27.32	22.50]
11	27.32
12	27.32
13	27.32
14	27.32
15	27.32
16	27.32
17	27.32
18	27.32
19	27.32
20	27.32
21	28.14
22	28.99
23	29.86
24	30.75
25	31.67
26	32.63
27	33.61
28	34.61
29	35.65
30	36.72
31	37.83
32	38.96
33	40.13
34	41.34
35	42.58
36	43.86
37	45.17
38	46.53
39	47.93
40	49.37
41	50.85
42	52.37
43	53.95
44	55.57

R15ART PC SP

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[POLICY NUMBER: VF99999990]

POLICY SPECIFICATIONS

Table Of Maximum Monthly Coverage Charges

For Annual Renewable Term (“ART”) Rider [(Guaranteed Issue)]

(Continued)

Insured:                                     [JOHN DOE]

Policy Year	Coverage Charge	Preferred Coverage Charge
[45	$57.23
46	58.95
47	60.72
48	62.55
49	64.42
50	66.36
51	68.35
52	70.40
53	72.52
54	74.69
55	76.94
56	79.25
57	81.63
58	84.08
59	86.60
60	89.20
61	91.88
62	94.64
63	97.48
64	100.41
65	103.42
66	106.53
67	109.73
68	113.02
69	116.42
70	119.91
71	123.51
72	127.22
73	131.04
74	134.97
75	139.03
76	143.20
77	147.50
78	151.93
79	156.49
80	161.19
81	166.03
82	171.02
83	176.15
84	181.44
85	186.89
86	192.50
87+	0]

R15ART PC SP

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